CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1998, which appears on page F-2 of the QueryObject Systems Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
February 12, 1998